POWER OF ATTORNEY



     The undersigned Trustee of the AFL-CIO Housing Investment Trust ("Housing Trust") hereby constitutes and appoints Michael M. Arnold and Helen R. Kanovsky and each of them, either of whom may act without the joinder of the other, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in his behalf, individually and in his capacity as a Trustee of the Housing Trust, all amendments to the Registration Statement on Securities and Exchange Commission Form N-1A or otherwise, executed after the date of this Power of Attorney, which amendments may make such changes and additions to the Registration Statement as the attorney(s)-in-fact may deem necessary or appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                                           /s/ Stephen Frank
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                                            (Signature)


                                           Trustee Name: Stephen Frank
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                                                        (please type or print)

Date:  6/17/03
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